UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2014

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) appointed Thomas B. Mangas, age 46, as Executive Vice President, Chief Financial Officer of the Company, effective September 29, 2014. As of the commencement of Mr. Mangas’ employment, Alan Schnaid, the Company’s interim Chief Financial Officer, Senior Vice President, Corporate Controller and Principal Accounting Officer, will no longer serve as the Company’s interim Chief Financial Officer, but will continue to serve as the corporate controller and principal accounting officer of the Company.

Prior to joining the Company, and since November 2013, Mr. Mangas was Executive Vice President and Chief Executive Officer of Armstrong Floor Products, a division of Armstrong World Industries, Inc., a designer and manufacturer of floors, ceilings and cabinets (“Armstrong”). From February 2010 to November 2013, Mr. Mangas was Senior Vice President and Chief Financial Officer of Armstrong, where he was responsible for finance, investor relations, information technology and global business services. From 2008 to 2010, Mr. Mangas was Vice President, Finance & Accounting for the Global Beauty & Grooming business of The Procter & Gamble Company, a manufacturer of branded consumer packaged goods.

In connection with Mr. Mangas’ appointment, the Compensation and Option Committee of the Board of Directors of the Company approved an offer letter of employment to Mr. Mangas. The material terms and conditions of the letter agreement, dated August 18, 2014, and not subject to a fixed duration (the “Employment Agreement”), are summarized below:

•	Annual base salary rate of $700,000, subject to potential increase at year-end;

•	“Sign-on” cash bonus of $500,000, subject to repayment if, within one year of his start date, Mr. Mangas fails to relocate to Stamford, Connecticut, voluntarily resigns or is terminated for “cause” (as defined below);

•	Eligibility to participate in the Company’s annual cash incentive program, with an annual incentive target of 100% of base salary; actual cash payments may range from 0% to 200% of base salary depending on actual performance against objectives for each year’s program, including financial and individual performance; provided, that Mr. Mangas’ annual cash incentive for 2014 will be no less than $175,000;

•	Eligibility to participate in the Company’s long-term incentive program on an annual basis on terms consistent with similarly situated executives’ participation in the program, including vesting requirements and potential for variance in value based on the Company’s share price movement and performance versus long-term performance objectives (as appropriate); and the provision of a 2015 program award with an aggregate target equal to $2,200,000 based on the Fair Market Value (as defined in the Employment Agreement) on the date of grant, subject to Mr. Mangas’ continued employment through the date of grant in early 2015 and the terms of the Company’s 2013 Long-Term Incentive Compensation Plan and the applicable award agreement;

•	“Sign-on” restricted stock grant with an aggregate grant date Fair Market Value equal to $2,000,000, which restricted stock will generally vest in three substantially equal annual installments, subject to Mr. Mangas’ continued employment and the terms of the Company’s 2013 Long-Term Incentive Compensation Plan and the applicable award agreement;

•	Eligibility to participate in the Company’s standard benefits programs, including employee discount room rates, short- and long-term disability, life insurance, vacation and sick leave, and, after sixty days of employment, the Company’s health plans, plus reimbursement of certain portions of COBRA payments made by Mr. Mangas to his prior employer until he becomes eligible to participate in the Company’s health plans, as well as eligibility to participate in the Company’s 401(k) plan at a minimum of 3% of eligible pay;

•	Reimbursement of reasonable, out-of-pocket costs of relocating Mr. Mangas and his family to Stamford, Connecticut in accordance with the provisions of the Company’s standard relocation program, subject to graduated repayment on a monthly basis (or full repayment for failing to complete the relocation) under certain circumstances, including voluntary resignation or termination for “cause” within one year; and

•	Eligibility for severance payments and benefits, as further described below in the description of the severance agreement between Mr. Mangas and the Company.

The Employment Agreement also provides that if Mr. Mangas is terminated without “cause”, the Company will pay Mr. Mangas a lump sum equal to twelve months of his then-current base salary (the “Severance Payment”), plus an amount equal to twelve times certain COBRA amounts for the type of Company-provided health benefits that Mr. Mangas was receiving at the time of termination (the “COBRA Payment”). These payments are subject to Mr. Mangas’ compliance with his non-compete, non-solicitation, confidentiality and intellectual property covenants described below, plus certain other pre-requisite conditions, including the timely delivery by Mr. Mangas of a customary release agreement. For purposes of these documents, “cause” generally means (1) willful and continued failure to substantially perform required duties after demand for such performance is made and no timely potential cure has been provided, (2) willful engagement in conduct that is demonstrably and materially injurious to the Company and its subsidiaries.

The Company and Mr. Mangas have also entered into a three-year Severance Agreement, dated August 18, 2014, and subject to annual extension of the term under certain conditions (the “Severance Agreement”), the material terms and conditions of which are summarized below:

•	The Severance Agreement will continue for two years following a Change in Control or a Potential Change in Control (each term, as defined in the Severance Agreement) occurring during the term;

•	The Severance Agreement provides for compensation (other than the severance payments provided pursuant to the Employment Agreement described above) if, under a “double-trigger” scenario, Mr. Mangas experiences a qualifying termination of employment following a Change in Control of the Company;

•	If, following a Change in Control, Mr. Mangas’ employment is terminated (including certain anticipatory terminations as described in the Severance Agreement) without “cause” or with Good Reason (as defined in the Severance Agreement), Mr. Mangas would receive the following:

•	a lump sum cash payment equal to two times the sum of his base salary and the average of the annual cash incentives earned in the three fiscal years ending immediately prior to the termination fiscal year (or, if higher, the annual cash incentive earned in the immediately prior fiscal year); plus

•	continued life, disability and accident benefits and certain other benefits and perquisites at current cost for two years, reduced to the extent benefits of the same type are received by or made available to Mr. Mangas from another employer; plus

•	continued medical benefits at current cost for two years; plus

•	a lump sum cash payment equal to the sum of (1) any unpaid but earned incentive compensation for a prior performance period, plus (2) pro-rated payouts at target levels for other contingent incentive compensation awards for any then uncompleted periods; plus

•	outplacement services for up to two years in an amount not to exceed 20% of Mr. Mangas’ base salary; plus

•	payment of any unvested and forfeited 401(k) plan balances;

•	The Severance Agreement provides that, following a Change of Control, outstanding equity awards will be treated as specified in the applicable equity plan and award agreements; and

•	Severance amounts and payments made under the Severance Agreement will be subject to reduction on a “best of net” basis to avoid imposition of excise taxes.

The foregoing payments or benefits would be in addition to any accrued salary or normal post-termination compensation and benefits in accordance with the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the date of termination of Mr. Mangas’ employment with the Company. In addition, the Severance Agreement provides for certain other payments in the event Mr. Mangas experiences disability after a Change in Control.

In connection with Mr. Mangas’ appointment, and Mr. Mangas and the Company entering into the Employment Agreement, the Company and Mr. Mangas also entered into a Non-Compete, Non-Solicitation, Confidentiality and Intellectual Property Agreement (the “Non-Compete Agreement”), pursuant to which Mr. Mangas is subject to customary:

•	non-competition covenants, during his employment with the Company and for twelve months after employment with the Company, regarding fourteen business entities (and their affiliates) that compete with the Company in specified geographic areas, as further described in the Non-Compete Agreement (subject to an exception for certain limited listed company investments as described in the Non-Compete Agreement);

•	non-solicitation covenants, during his employment with the Company and for twelve months after employment with the Company, regarding certain current or former management-level employees of the Company (including director-level employees and general managers of Company-owned or Company-managed hotels); and

•	confidentiality and non-disclosure covenants, during his employment and for an unlimited period of time after employment, regarding the Company’s confidential information, as described in the Non-Compete Agreement; and

•	intellectual property and publicity rights of the Company and related covenants, during his employment and for an unlimited period of time after employment, as described in the Non-Compete Agreement.

The foregoing descriptions of the Employment Agreement and the Non-Compete Agreement, and the Severance Agreement, are qualified in their entirety by reference to such documents, as attached as Exhibit 10.1 or 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1	Employment Agreement, dated August 18, 2014, between Starwood Hotels & Resorts Worldwide, Inc. and Thomas B. Mangas (including the Non-Compete, Non-Solicitation, Confidentiality and Intellectual Property Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Thomas B. Mangas)

10.2	Severance Agreement, dated August 18, 2014, between Starwood Hotels & Resorts Worldwide, Inc. and Thomas B. Mangas

99.1	Press Release issued by Starwood Hotels & Resorts Worldwide, Inc. on August 26, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

August 27, 2014	By:	Kristen Prohl

Name: Kristen Prohl
Title: Vice President, Chief Regulatory Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated August 18, 2014
10.2	Severance Agreement dated August 18, 2014
99.1	Press Release dated August 26, 2014